                                                                    EXHIBIT 21.1

                 COINMACH LAUNDRY CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

      NAME                                                          JURISDICTION
      ----                                                          ------------
Coinmach Corporation...............................................   Delaware
Super Laundry Equipment Corp. .....................................   New York
Maquilados Automaticos SA de CV....................................   Mexico
Automatica SA de CV................................................   Mexico